Exhibit 99.2
                          Lease Investment Flight Trust
                        Asset Backed Notes, Series 2001-1
                          Annual Report to Noteholders
                                December 31, 2001

I. Management's Discussion and Analysis.

Any statements contained herein that are not historical facts, or that might be considered opinions or projections, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among others, statements relating to Lease Investment Flight Trust's future plans, objectives, expectations and intentions and the assumptions underlying or relating to such plans, objectives, expectations and intentions, and may be identified by the use of words such as "expect," "may," "anticipate," "intend," "plan," "should," "believe," "estimate," "predict," "potential," "continue," or similar terms that relate to the future or express uncertainty. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. Lease Investment Flight Trust and its subsidiaries (collectively, "LIFT") assume no obligation to update any forward-looking statements to reflect actual results or changes in the factors affecting such forward-looking statements.

Background and General

On June 26, 2001 (the "Closing Date"), LIFT issued $1,429.0 million of Asset Backed Notes (the "Initial Notes"). The Initial Notes were issued in nine classes: Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class C-1, Class C-2, Class D-1 and Class D-2. LIFT used the proceeds from the sale of the Initial Notes to fund cash reserves, pay transaction expenses and make the payments described in the following paragraph. Also on the Closing Date, LIFT Trust-Sub 1 ("LIFT 1") issued $1,310.5 million of bridge notes to Credit Suisse First Boston Corporation, the proceeds of which were used by LIFT 1 to pay General Electric Capital Corporation (the "Seller") the full aircraft purchase price for the 39 commercial jet aircraft (the "Initial Aircraft").

Also on the Closing Date, Lease Investment Flight Trust agreed with Automatic LIFT I, LP ("Automatic") to purchase LIFT 1 and its subsidiaries under a beneficial interest purchase agreement, to pay to Automatic the cash purchase price of approximately $5.5 million and to repay the bridge notes on behalf of LIFT 1. As a result, LIFT 1 became a wholly-owned subsidiary of LIFT on the Closing Date.

As of December 31, 2001, all of the 39 Initial Aircraft had been delivered to LIFT.

On December 18, 2001, LIFT completed an exchange offer whereby it issued seven classes of new notes, also designated Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class C-1, and Class C-2 (the "Exchange Notes"), in exchange for the seven corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D-1 and Class D-2 Notes were not exchanged and remained unregistered. $10 million of the Class A-2 and $34 million of the Class A-3 Initial Notes were not tendered in the exchange offer and remain outstanding. The remaining outstanding Initial Notes and the outstanding Exchange Notes are together referred to as the "Notes".

LIFT consists of special purpose entities which own aircraft subject to operating leases. LIFT's business consists of aircraft leasing activities. LIFT may also engage in acquisitions of additional aircraft and sales of aircraft. Any acquisitions of additional aircraft and the related issuance of additional notes will require confirmation by the rating agencies rating the Notes that they will not lower, qualify or withdraw their ratings on the outstanding Notes as a result. LIFT's cash flows from its leasing activities will be used to service the interest and principal on the outstanding Notes and to make distribution of remaining amounts to the holders of the beneficial interest certificates, after the payment of expenses incurred by LIFT.

LIFT's ability to generate sufficient cash from its aircraft assets to service the outstanding Notes and any additional notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. LIFT's ability to service the outstanding Notes and any additional notes will also depend on the level of LIFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen contingent liabilities. The indenture requires that LIFT maintain a cash reserve balance on deposit in a collections account and permits LIFT to establish a credit facility in order to provide a source of liquidity for its obligations.

LIFT, may, under certain circumstances, issue additional notes to acquire additional aircraft.

Interest incurred by LIFT on the Notes and the rental and other income received by LIFT under operating leases are based on combinations of variable and fixed measures of interest rates. LIFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the Notes do not correlate to the mix of variable and fixed rents under operating leases. LIFT has engaged advisors to monitor interest rates in order to mitigate its exposure to unfavorable variations. LIFT utilizes an interest rate swap that shifts the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by LIFT. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.

As of December 31, 2001, LIFT was a party to an interest rate swap agreement entered into on June 13, 2001 and which became effective on the Closing Date. On December 31, 2001, the aggregate gross notional principal amount of the interest rate swap was $1,200.5 million. Under the agreement, LIFT pays a fixed rate of interest to the counterparty based on an amortizing notional amount and, in turn, the counterparty pays LIFT a rate of interest based on the same amortizing notional amount based on LIBOR. On December 31, 2001, the fair value of the interest rate swap was a liability of approximately $23.5 million.

Additional financial information regarding LIFT, including the form S-4 Registration Statement of LIFT (Registration No. 333-69864) as amended, relating to the issuance of the Exchange Notes (the "Registration Statement"), quarterly report on Form 10-Q and annual report on Form 10-K, have been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

The indenture governing the Notes and other governing documents impose restrictions on how LIFT operates its business. These restrictions may limit the ability to compete effectively in the aircraft leasing market under certain circumstances. For example, there are concentration limits contained in the indenture that restrict LIFT's ability to lease a certain percentage of aircraft to any individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. Most of LIFT's competitors do not operate under such restrictions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of December 31, 2001.



Recent Developments

Aircraft Novations

On August 3, 2001, a B737-700 aircraft that is currently leased to a lessee based in India was delivered to LIFT. The aircraft with respect to this lessee represents approximately 2.4% of the aggregate initial appraised value of the Initial Aircraft.

On August 9, 2001, a B737-400 aircraft that is currently leased to a lessee based in Indonesia was delivered to LIFT. The aircraft with respect to this lessee represents approximately 1.4% of the aggregate initial appraised value of the Initial Aircraft.

On September 27, 2001, a B747-400 aircraft that is currently leased to a lessee based in Malaysia was delivered to LIFT. The aircraft with respect to this lessee represents approximately 9.1% of the aggregate initial appraised value of the Initial Aircraft.

On October 1, 2001, a B767-300ER aircraft that is currently leased to a lessee based in Russia was delivered to LIFT. The aircraft with respect to this lessee represents approximately 5.5% of the aggregate initial appraised value of the Initial Aircraft.

On November 2, 2001, a B737-800 aircraft that is currently leased to a lessee based in Morocco was delivered to LIFT. The aircraft with respect to this lessee represents approximately 2.7% of the aggregate initial appraised value of the Initial Aircraft.

On December 19, 2001, three B737-300 aircraft that are currently leased to a lessee based in France were delivered to LIFT. The aircraft with respect to this lessee represent approximately 6.1% of the aggregate initial appraised value of the Initial Aircraft.

The Aircraft and Lessees

In October 2001, LIFT issued notices of default to a lessee based in Brazil after this lessee failed to meet its contractual payments to LIFT. In March 2002, LIFT entered into a restructured lease agreement as discussed below. This lessee leases one B737-300 aircraft and one B737-700 aircraft, which represent a total of 4.2% of the aggregate initial appraised value of the Initial Aircraft.

In November 2001, LIFT entered into a three-month rent deferral agreement with a lessee based in Italy in respect of an A320-200 aircraft. The deferral commenced in November 2001 and is to be repaid with interest over a period of five years. The aircraft with respect to this lessee represents approximately 2.9% of the aggregate initial appraised value of the Initial Aircraft.

In December 2001, LIFT entered into a rent deferral agreement with a Turkish lessee in respect of two B737-800 aircraft. Under the terms of this agreement, a portion of the rent has been deferred for three months commencing December 2001. The lessee will repay the deferral with interest over 36 months. The aircraft with respect to this lessee represent approximately 5.6% of the aggregate initial appraised value of the Initial Aircraft.

In December 2001, LIFT entered into a restructuring agreement with a Spanish lessee of three MD82 aircraft. This agreement extends the leases for an average of seventeen months and amends the rents for 2001 and 2002. This lessee leases four MD82 aircraft and one MD83 aircraft, which represent a total of 6.0% of the aggregate initial appraised value of the Initial Aircraft.

In January 2002, LIFT entered into a restructuring agreement with a lessee based in the United States with respect to a B737-300 aircraft. This agreement reduces the rent for seventeen months starting in December 2001 and extends the lease for nineteen months. The aircraft with respect to this lessee represents approximately 1.1% of the aggregate initial appraised value of the Initial Aircraft.

In January 2002, LIFT issued a notice of default to a Brazilian lessee with respect to a B737-500 aircraft after this lessee failed to make payments to LIFT. LIFT is expected to enter into a restructured lease agreement in April 2002 as discussed below. The aircraft with respect to this lessee represents approximately 1.7% of the aggregate initial appraised value of the Initial Aircraft.

In February 2002, LIFT signed contracts with a lessee based in Singapore for two-year leases of two MD-82 aircraft. One aircraft is currently off-lease and is expected to be delivered in May 2002. The other aircraft was delivered in March 2002, upon return from the previous lessee based in Tunisia, who extended the lease of the aircraft to meet the lease return conditions. These aircraft represent approximately 2.5% of the aggregate initial appraised value of the Initial Aircraft.

In February 2002, LIFT signed an early termination agreement, in exchange for an early termination fee, with a lessee based in Portugal with respect to a B737-300 aircraft. The aircraft was returned in March 2002 and was delivered to a British lessee for a five-year lease in March 2002. This aircraft represents approximately 2.0% of the aggregate initial appraised value of the Initial Aircraft.

In February 2002, LIFT entered into an agreement with a lessee based in Spain for a three-year lease of a B737-800 aircraft. This aircraft, currently leased to a lessee based in Morocco, is scheduled to be returned in May 2002 and be delivered to the Spanish lessee with immediate effect. The aircraft with respect to this lessee represents approximately 2.7% of the aggregate initial appraised value of the Initial Aircraft.

In March 2002, LIFT entered into a restructured lease agreement with a Brazilian lessee for a B737-300 and a B737-700 aircraft, which reduces rents starting from September 2001 and extends the leases for 24 months. The aircraft with respect to this lessee represent approximately 4.2% of the aggregate initial appraised value of the Initial Aircraft.

In April 2002, LIFT is expected to enter into a restructured lease agreement with respect to a B737-500 aircraft, currently leased to a Brazilian lessee, to defer a portion of the rent for six months commencing in October 2001 and to extend the lease for fifteen months beyond the current lease expiry. The deferral will be repaid with interest over a 36-month period beginning March 2003. The aircraft with respect to this lessee represents approximately 1.7% of the aggregate initial appraised value of the Initial Aircraft.

The events discussed above caused a reduction in LIFT's revenues in 2001 and could result in a permanent reduction in LIFT's revenues as well. These events and any similar future events may give rise to the possibility that LIFT may not be able to pay scheduled interest on certain Note classes on a monthly basis or may not be able to repay in full the principal of certain Note classes by the final maturity dates of those classes. For a description of the impact of assumed increased levels of delinquency on gross revenues and of permanent changes in gross revenues on the expected maturities, weighted average lives and yields of the respective classes of Notes, see pages 93 to 100 of the Registration Statement.

Other Developments

During the current financial year there has been a downturn in the world economic climate with a consequential negative impact on the operating conditions in the world aviation industry. On September 11, 2001, the United States was attacked by terrorists who hijacked and crashed four United States commercial aircraft, with significant loss of life, property damage and economic disruption. As a result, air travel in the United States was suspended for several days. The long-term effect that these terrorist attacks, the fallout since then and the subsequent military action in Afghanistan may have for the aviation industry over the longer term is not yet fully known. The pre-existing economic downturn has been exacerbated by the events of September 11 in the U.S. and the economic and political fallout since then. Subsequent to these events, two significant European carriers (Swissair and Sabena) filed for bankruptcy and major American carriers announced very large financial losses.

The short-term effects of the events of September 11, together with the downturn in the world economic conditions which was already evident, have included, among other things, a reduction in demand for air travel, leading to a contraction of operations by airlines including grounding of aircraft by airlines, bankruptcy and/or consolidation of airlines, fluctuations in the price of fuel, increased costs due to new security measures adopted by the relevant aviation authorities, and increased insurance premiums required by the insurance markets. In particular, airlines worldwide are currently experiencing difficulties in maintaining war insurance cover in the amounts required under their leases with us and other lessors. While these insurance issues have been mitigated in certain jurisdictions by a number of temporary government schemes, in the absence of longer term satisfactory solutions on this matter it may be necessary for certain aircraft to be grounded.

Such consequences depending on their scope and duration, which LIFT cannot predict at this time, are having a material adverse impact on the financial condition of LIFT's lessees and their ability to perform under their leases. As a result, a number of LIFT's leases were restructured to reduce lease rates and to provide other financial accommodations for lessees. The consequences of the events of September 11, 2001 may also lead to reduced demand for LIFT's aircraft, which may impact its ability to re-lease aircraft on a timely basis and at favorable rates and may reduce the value of its aircraft. These effects could cause a reduction in LIFT's cash flow, which would adversely affect LIFT's ability to make payments on the Notes and to refinance the Notes as planned. Any significant reduction in the appraised values of LIFT's portfolio beyond that assumed in the Registration Statement, may require LIFT to accelerate the scheduled principal payments on the Class A Notes and may result in delays of scheduled principal payments to other noteholders.

As a result of the recession, the terrorist attacks of September 11, 2001 and the significant adverse financial impact that these events have had on the airline industry, the rating agencies that rate the Notes have re-evaluated their ratings of securities issued by aircraft lease securitization vehicles. On October 30, 2001, Moody's placed the Class D Notes on review for possible downgrade. On March 18, 2002, Moody's downgraded the Class D Notes from Ba2 to Ba3. On September 27, 2001, Standard & Poor's placed the Class D Notes on credit watch with negative implications. On September 20, 2001, Fitch placed the Class A, B, C and D Notes on rating watch negative, but on December 21, 2001 they removed the Class A, B and C Notes from this placement without any change to the ratings of these classes.

As of December 31, 2001, LIFT had repaid aggregate principal on the Notes of $26.2 million, as compared to an estimate of $25.8 million that, based on revenue and expense assumptions found in pages 93 to 95 of the Registration Statement, was projected to have been repaid by December 31, 2001.



II. Analysis of Activity in the Collections Account and Comparison of actual verses Expected Payment Results

LIFT makes payments on the notes monthly on the 15th of each month, beginning July 2001, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. For the purposes of this report, the "Cumulative to Date" comprises information from June 13, 2001 ("Inception") through December 17, 2001. The Registration Statement contains assumptions in respect of LIFT's future cash flows, expenses and expected payments results (the "Assumed Case"). The following report contains an analysis of the actual cash flows versus the Assumed Case for the Cumulative to Date.

                          Lease Investment Flight Trust
                        Asset Backed Notes, Series 2001-1
                      Actual Cash Flows versus Assumed Case
             Cumulative to Date - June 13, 2001 to December 17, 2001
                                   (unaudited)

                                           Cumulative to Date                        As % of Assumed Gross Lease Revenue
                               --------------------------------------------       ------------------------------------------
                                   Actual        Assumed       Variance               Actual        Assumed      Variance
                                   ------        -------      ---------               ------        -------      --------
CASH COLLECTIONS
Gross Lease Revenue             75,692,059    75,692,059              0               100.00%       100.00%        0.00%
- Rental resets                (2,046,424)             0    (2,046,424)                -2.70%         0.00%       -2.70%
                               --------------------------------------------       ------------------------------------------
Contracted lease rentals        73,645,635    75,692,059    (2,046,424)                97.30%       100.00%       -2.70%

Movement in current arrears
balance                        (1,588,608)             0    (1,588,608)                -2.10%         0.00%       -2.10%
Less net stress related costs
- Bad debts                              0     (689,632)        689,632                 0.00%        -0.91%        0.91%
- AOG                            (939,282)   (2,413,712)      1,474,430                -1.24%        -3.19%        1.95%
- Other leasing income                   0             0              0                 0.00%         0.00%        0.00%
                               --------------------------------------------       ------------------------------------------
Sub-total                        (939,282)   (3,103,344)      2,164,062                -1.24%        -4.10%        2.86%
Net lease revenues              71,117,745    72,588,715    (1,470,970)                93.96%        95.90%       -1.94%
                               --------------------------------------------       ------------------------------------------

Investment income                1,449,321     2,465,529    (1,016,208)                 1.91%         3.26%       -1.34%

Maintenance receipts             5,972,592                    5,972,592                 7.89%         0.00%        7.89%
Maintenance disbursements                0                            0                 0.00%         0.00%        0.00%
                               --------------------------------------------       ------------------------------------------
Net maintenance                  5,972,592             0      5,972,592                 7.89%         0.00%        7.89%

                               --------------------------------------------       ------------------------------------------
    Total cash collections      78,539,658    75,054,244      3,485,414               103.76%        99.16%        4.60%
                               --------------------------------------------       ------------------------------------------

CASH EXPENSES
Aircraft operating expenses      (324,517)   (2,413,712)      2,089,195                -0.43%        -3.19%        2.76%

SG&A expenses
Aircraft servicer fees         (2,146,615)   (2,224,093)         77,478                -2.84%        -2.94%        0.10%
Other                            (459,264)   (1,050,000)        590,736                -0.61%        -3.19%        0.78%
                               --------------------------------------------       ------------------------------------------
Sub-total                      (2,605,879)   (3,274,093)        668,214                -3.44%        -4.33%        0.88%

                               --------------------------------------------       ------------------------------------------
    Total cash expenses        (2,930,396)   (5,687,805)      2,757,409                -3.87%        -7.51%        3.64%
                               --------------------------------------------       ------------------------------------------

NET CASH COLLECTIONS
Total cash collections          78,539,658    75,054,244      3,485,414               103.76%        99.16%        4.60%
Total cash expenses            (2,930,396)   (5,687,805)      2,757,409                -3.87%        -7.51%        3.64%
Movement in expense account    (5,064,677)             0    (5,064,677)                -6.69%         0.00%       -6.69%
Interest payments             (29,023,956)  (44,195,752)     15,171,796               -38.34%       -58.39%       20.04%
Swap receipts (payments)      (15,281,488)       643,579   (15,925,067)               -20.19%         0.85%      -21.04%

                               --------------------------------------------       ------------------------------------------
    Total                       26,239,141    25,814,266        424,876                34.67%        34.10%        0.56%
                               --------------------------------------------       ------------------------------------------

Principal payments
A1                                       0             0              0                 0.00%         0.00%        0.00%
A2                                       0             0              0                 0.00%         0.00%        0.00%
A3                            (23,233,083)  (22,808,208)      (424,875)               -30.69%       -30.13%       -0.56%
B1                             (1,261,283)   (1,261,283)              0                -1.67%        -1.67%        0.00%
B2                             (1,744,775)   (1,744,775)              0                -2.31%        -2.31%        0.00%
C1                                       0             0              0                 0.00%         0.00%        0.00%
C2                                       0             0              0                 0.00%         0.00%        0.00%
D1                                       0             0              0                 0.00%         0.00%        0.00%
D2                                       0             0              0                 0.00%         0.00%        0.00%
                               --------------------------------------------       ------------------------------------------
          Total               (26,239,141)  (25,814,266)      (424,875)               -34.67%       -34.10%       -0.56%
                               --------------------------------------------       ------------------------------------------

Notes:

The line item descriptions below should be read in conjunction with the actual cash flows versus Assumed Case report provided above.

Gross lease revenue. Gross lease revenue refers to gross revenue based on the assumptions in the Registration Statement.

Rental resets. Rental resets are a measure of the gain or loss in rental revenue when the lease rates are different from those assumed in the Assumed Case, including lease rate adjustments for changes in interest rates on floating rate leases, seasonal adjustments in the monthly rental amount, lease extensions, renewals with current lessees at the end of the lease term, or timing differences between the Assumed Case and the actual rent payment due dates.

Contracted lease rentals. Contracted lease rentals represent the current contracted lease rental rollout which equates to the Assumed Case Gross lease revenue less adjustments for Rental resets.

Movement in current arrears balance. Movement in current arrears balance is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as bad debts.

Net stress-related costs. Net stress-related costs are a combination of all the factors which can cause actual lease rentals received to differ from the contracted lease rentals. The Assumed Case estimated net stress-related costs based on a percentage of the sum of the Assumed Case Gross lease revenue and the interest on the Gross lease revenue.

Bad debts. Bad debts are total contracted lease rentals in arrears, net of security deposits drawn down, owed by lessees who have defaulted and which are deemed irrecoverable. Rental arrears from non-accrual lessees are reclassified to Bad Debts when the aircraft is redelivered from the lessee.

Aircraft on ground ("AOG"). AOG is defined as the Assumed Case Gross lease revenue lost when an aircraft is off-lease and non-revenue earning.

Other leasing income. Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest.

Net lease rentals. Net lease rentals are contracted lease rentals less any movement in current arrears balance and net stress-related costs.

Investment income. Interest earned mainly relates to interest received on cash balances held in the collection, expense, and certain lessee funded accounts. Cash held in the collection account consists of the cash liquidity reserve amount of $83 million, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The expense account contains cash set aside to pay for expenses which are expected to be payable over the next five months. Lessee funded accounts consist of cash security deposits.

Net maintenance. Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid. The Assumed Case assumes that, over time, maintenance revenue will equal maintenance expenditures. However, it is unlikely that in any particular note payment period, maintenance revenue will exactly equal maintenance expenses.

Aircraft operating expenses. Aircraft operating expenses include all operational costs related to the leasing of an aircraft including costs of re-leasing, repossession and other overhead costs.

Aircraft servicer fees. Aircraft servicer fees are amounts paid to the aircraft servicer, GE Capital Aviation Services, Limited, in accordance with the terms of the servicing agreement.

Other. Other relates to fees and expenses paid to and for other service providers, including the administrative agent, capital markets advisor, financial advisor, legal advisors, auditors, rating agencies and the trustees, and other selling, general and administrative expenses.

Movement in expense account. Movement in expense account relates to increases or decreases in the accrued expense amounts transferred into or out of the expense account.

Interest payments. Interest payments represent the amount of interest paid on LIFT's outstanding classes of Notes.

Swap receipts (payments). According to the terms of the interest rate swap agreement, LIFT pays a fixed rate of interest on the notional amount of the swap to the counterparty and in turn the counterparty pays LIFT a rate of interest on the notional amount based on one-month LIBOR, which results in monthly net swap payments paid or received.

III. Description of the Aircraft and Leases

The following tables set forth details of the 39 Initial Aircraft as of December 31, 2001. See "Management's Discussion and Analysis - Recent Developments" for further information about events that have occurred subsequent to December 31, 2001.


The following table identifies the 39 aircraft by type of aircraft.

                                                                      % of Portfolio by
                      Type of       Number of                        Appraised Value as of
Manufacturer         Aircraft       Aircraft         Body Type         December 31, 2000
------------         --------       --------         ---------         -----------------
Boeing               B767-300ER         5            Widebody                  26.5%
                     B737-300          10            Narrowbody                18.8
                     B747-400           1            Widebody                   9.1
                     B737-800           3            Narrowbody                 8.4
                     B737-700           2            Narrowbody                 4.6
                     B737-400           2            Narrowbody                 2.9
                     B737-500           1            Narrowbody                 1.7
Airbus               A320-200           4            Narrowbody                11.0
McDonnell Douglas    MD-82              9            Narrowbody                11.0
                     MD-11F             1            Freighter                  4.8
                     MD-83              1            Narrowbody                 1.2
                                       --                                    ------

Total                                  39                                     100.0%


All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

The following table identifies the countries in which the lessees of the 39 aircraft are based, calculated as of December 31, 2001.

                                                          % of Portfolio by
                                          Number of     Appraised Value as of
Country                                   Aircraft        December 31, 2000
-------                                   --------        -----------------
United Kingdom............................    4                    12.3%
Canada....................................    2                    11.1
China.....................................    5                     9.2
Malaysia..................................    1                     9.2
Spain.....................................    6                     8.5
United States.............................    3                     6.4
South Korea...............................    2                     6.3
France....................................    3                     6.0
Brazil....................................    3                     5.9
Turkey....................................    2                     5.6
Russia....................................    1                     5.5
Italy.....................................    1                     2.9
Morocco...................................    1                     2.7
India.....................................    1                     2.4
Portugal..................................    1                     2.0
Tunisia...................................    1                     1.5
Indonesia.................................    1                     1.4
Off-Lease.................................    1                     1.1
                                             --                  ------

Total.....................................   39                   100.0%

The following table identifies the regions in which the 39 aircraft are based, calculated as of December 31, 2001.

                                                            % of Portfolio by
                                            Number of     Appraised Value as of
Region                                      Aircraft        December 31, 2000
------                                      --------        -----------------
Developed Markets
     Europe................................    15                    31.9%
     North America.........................     5                    17.4
Emerging Markets
     Asia..................................    10                    28.4
     Africa, Europe & Other ...............     5                    15.3
     Latin America.........................     3                     5.9
Off-lease..................................     1                     1.1
                                               --                  ------

Total.....................................    39                   100.0%

The following table identifies the lessees of the 39 aircraft, calculated as of December 31, 2001.

                                                             % of Portfolio by
                                               Number of   Appraised Value as of
Lessee                                         Aircraft      December 31, 2000
------                                         --------      -----------------
Air Canada Capital Ltd.......................      2                  11.1%
China Eastern Airlines. .....................      5                   9.2
Malaysian Airline System Berhad..............      1                   9.1
Societe Air France...........................      3                   6.1
Spanair S.A..................................      5                   6.0
Air 2000 Limited.............................      1                   5.7
Pegasus Hava Tasimaciligi A.S................      2                   5.6
Aeroflot - Russian Internatilna Airlines.....      1                   5.5
Korean Airlines..............................      1                   4.8
Go Fly Limited...............................      2                   4.4
American Airlines............................      1                   4.2
VARIG S.A....................................      2                   4.2
Volare Airelines SpA.........................      1                   2.9
Royal Air Maroc..............................      1                   2.7
Iberworld Airlines, S.A......................      1                   2.6
Jet Airways..................................      1                   2.3
easyJet Airline Co. Ltd......................      1                   2.2
SATA-Air Acores..............................      1                   2.0
Rio Sul, Servicos Aereso Regionais S.A.......      1                   1.7
Nouvelair Tunisie............................      1                   1.5
Asiana Airlines..............................      1                   1.5
P.T. Garuda Indonesia........................      1                   1.4
Delta Air Lines..............................      1                   1.1
America West Airlines, Inc. .................      1                   1.1
Off-Lease....................................      1                   1.1
                                                  --                ------

Total........................................     39                100.0%

Total Number of Lessees: 24


The following table identifies the 39 Initial Aircraft by year of aircraft manufacture. The average age of the 39 Initial Aircraft and the average age weighted by value of the 39 Initial Aircraft as of December 31, 2001 were approximately 6.63 and 4.90 years, respectively.

                                                            % of Portfolio by
                                              Number of   Appraised Value as of
Year of Manufacture                           Aircraft      December 31, 2000
-------------------                           --------      -----------------
1986.......................................       1                   1.1%
1987.......................................       4                   4.4
1988.......................................       1                   1.2
1989.......................................       3                   4.1
1990.......................................       4                   5.0
1992.......................................       1                   4.8
1993.......................................       1                   1.5
1994.......................................       1                   4.2
1997.......................................       2                   3.7
1998.......................................       7                  22.1
1999.......................................      11                  36.4
2000.......................................       3                  11.5
                                                 --                ------

Total......................................      39                 100.0%

Further particulars of the 39 aircraft, as of December 31, 2001 are contained in the table below:

                                                                                                       Appraised
                                                                                                      Value as of
          Country in which                       Aircraft         Engine       Serial     Date of    December 31,    % of
Region    Aircraft is Based       Lessee           Type            Type          No.    Manufacture      2000        Total
------    -----------------       ------           ----            ----          --     -----------      ----        -----
Europe (Developed)                                                                                      ($000)
         United Kingdom     Air 2000           B767-300ER     CF6-80C2-B7F       29618     5/00     $    88,898      5.7%
         France             Air France         B737-300       CFM56-3C1          28672     1/98          31,697      2.0
         France             Air France         B737-300       CFM56-3C1          28673     2/98          31,347      2.0
         France             Air France         B737-300       CFM56-3C1          28569     2/98          31,598      2.0
         United Kingdom     easyJet Airline    B737-300       CFM56-3CI          29338     7/99          33,857      2.2
         United Kingdom     Go Fly Limited     B737-300       CFM56-3C1          28602     8/99          34,140      2.2
         United Kingdom     Go Fly Limited     B737-300       CFM56-3C1          28606    10/99          34,297      2.2
         Spain              Iberworld          A320-200       CFM56-5B4            879    12/98          40,486      2.6
         Portugal           SATA-              B737-300       CFM56-3C1          28570     3/98          31,577      2.0
                                 AIR Acores
         Spain              Spanair            MD82           JT8D-217A          49501    10/87          17,493      1.1
         Spain              Spanair            MD82           JT8D-217A          49509     8/89          19,057      1.2
         Spain              Spanair            MD82           JT8D-217A          49519    12/90          20,317      1.3
         Spain              Spanair            MD83           JT8D-219           49578     3/88          18,777      1.2
         Spain              Spanair            MD82           JT8D-217A          49507    10/87          17,133      1.1
         Italy              Volare             A320-200       CFM56-5B4           1152     2/00          44,325      2.9
North America (Developed)
         Canada             Air Canada         B767-300ER     CF6-80C2-B6F       30108    11/99          86,253      5.6
         Canada             Air Canada         B767-300ER     CF6-80C2-B6F       30112     9/99          85,323      5.5
         United States      America West       B737-300       CFM56-3B2          23384     8/87          16,823      1.1
         United States      American           B767-300ER     PW4060             26208     9/94          65,467      4.2
                            Airlines
         United States      Delta Air Lines    B737-3300      CFM56-3B2          23376    11/86          16,847      1.1
Asia (Emerging)
         South Korea        Asiana Airlines    B737-400       CFM56-3C1          24469     7/89          22,603      1.5
         China              China Eastern      MD82           JT8D-217A          49513     4/90          19,040      1.2
         China              China Eastern      MD82           JT8D-217A          49515    10/90          19,278      1.2
         China              China Eastern      MD82           JT8D-217A          49511     3/90          19,170      1.2
         China              China Eastern      A320-200       CFM56-5B4           1093    10/99          42,573      2.8
         China              China Eastern      A320-200       CFM56-5B4           1108    11/99          42,713      2.8
         Indonesia          Garuda Indonesia   B737-400       CFM56-3C1          24512     9/89          22,090      1.4
         India              Jet Airways        B737-700       CFM56-7B24         28609    11/99          36,413      2.4
         South Korea        Korean Airlines    MD11F          PW4460             48523     9/92          75,000      4.8
         Malaysia           Malaysian          B747-400       PW4056             28427     3/98         141,867      9.2
                            Airlines System
Africa, Europe & Other (Emerging)
         Russia             Aeroflot           B767-300ER     CF6-80C2-B7F       30110    12/99          85,103      5.5
         Tunisia            Nouvelair Tunisie  MD82           JT8D-217C          53147     8/93          22,773      1.5
         Turkey             Pegasus            B737-800       CFM56-7B26         28591     4/99          42,427      2.7
         Turkey             Pegasus            B737-800       CFM56-7B26         28628     6/00          45,066      2.9
         Morocco            Royal Air Maroc    B737-800       CFM56-7B26         28592     5/99          42,443      2.7
Latin America (Emerging)
         Brazil             Rio Sul            B737-500       CFM56-3C1          28565    11/97          26,477      1.7
         Brazil             Varig              B737-300       CFM56-3C1          28671    11/97          30,183      2.0
         Brazil             Varig              B737-700       CFM56-7B24         28584    12/98          34,323      2.2
Off-Lease                                      MD82           JT8D-217A          49419     8/87          16,237      1.1
                                                                                                    -----------      ---

Total                                                                                               $ 1,551,491      100%

Aircraft on Ground

As of December 31, 2001 an MD82 aircraft with manufacture serial number 49419 was on the ground. This aircraft is expected to be delivered to a lessee based in Singapore in May 2002.